Exhibit 99.1

Consolidated Financial Statements

(Expressed in U.S. dollars)

ADENYO INC.

Years ended December 31, 2010 and 2009

KPMG LLP	Telephone	(416) 228-7000
Chartered Accountants	Fax	(416) 228-7123
Yonge Corporate Centre	Internet	www.kpmg.ca
4100 Yonge Street Suite 200
Toronto ON M2P 2H3
Canada

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Adenyo Inc.

We have audited the accompanying consolidated financial statements of Adenyo Inc., which comprise the consolidated statement of financial position as at December 31, 2010, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards in the United States and in Canada. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Adenyo Inc. as at December 31, 2010, and its consolidated results of operations and its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards.

Emphasis of Matters and Other Matters

Without qualifying our opinion, we draw attention to note 1 to the consolidated financial statements, which describes that the Company has entered into a definitive agreement to be sold, but where if that transaction were not to close, the Company would require additional financing during 2011 to fund operations. These conditions, along with other matters as set forth in note 1, indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

As discussed in note 3 to the consolidated financial statements, the Company has elected to change its revenue recognition policies for content delivery transactions effective January 1, 2010 and has retrospectively restated prior periods. Effective January 1, 2010, the Company also adopted new accounting for business combinations and acquisition of non-controlling interests.

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information included in Note 25 entitled “Reconciliation to United States GAAP” is presented for purposes of additional analysis. Such supplementary information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

The consolidated financial statements of the Company as at and for the year ended December 31, 2009 were audited by another auditor who expressed an unmodified opinion on those statements on March 25, 2011.

Chartered Accountants, Licensed Public Accountants

March 31, 2011

Toronto, Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Silverback Media Plc

We have audited the accompanying consolidated statement of financial position of Silverback Media Plc and Subsidiary Companies as of December 31, 2009, and the related consolidated statements of income, statement of comprehensive income, statement of changes in equity, and consolidated cash flows for the year then ended. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Silverback Media Plc and Subsidiary Companies as of December 31, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with International Financial Reporting Standards. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ MSPC

Certified Public Accountants and Advisors,

A Professional Corporation

New York, New York

January 20, 2012

ADENYO INC.

Consolidated Statement of Income

(Expressed in thousands of U.S. dollars)

Year ended December 31, 2010, with comparative figures for 2009

	2010	2009
Revenue	$13,162	$12,360

Operating expenses:
Personnel costs (note 6)	13,012	5,916
Cost of services	3,886	4,363
General and administrative	4,204	2,625
Financing fees	76	831
Management fees	—	290
Contract termination fees	—	438
Professional and consulting fees	1,997	785
Premises	731	374
Bad debt	72	88
Foreign exchange gain	(269)	(146)
Impairment of intangible assets	—	50
Depreciation and amortization	1,870	1,190
Research and development tax credits	(336)	(228)

	25,243	16,576

	(12,081)	(4,216)

Finance expense	(97)	(680)
Finance income	104	54

	7	(626)

	(12,074)	(4,842)

Share of loss of equity investee, net of tax (note 5)	(1,460)	(1,479)

Gain on acquisition of control of equity investee, net of tax (note 5)	3,674	—

Loss before income taxes	(9,860)	(6,321)

Income tax expense (recovery) (note 15)	1,970	(15)

Net loss	$(11,830)	$(6,306)

See accompanying notes to consolidated financial statements.

ADENYO INC.

Consolidated Statement of Comprehensive Income

(Expressed in thousands of U.S. dollars)

Year ended December 31, 2010, with comparative figures for 2009

	2010	2009
Net loss	$(11,830)	$(6,306)

Other comprehensive loss:
Cumulative translation adjustments	(505)	(411)
Release of cumulative translation adjustments on acquisition of control of equity method investee	(8)	—

Total comprehensive loss	$(12,343)	$(6,717)

See accompanying notes to consolidated financial statements.

ADENYO INC.

Consolidated Statement of Changes in Equity

(Expressed in thousands of U.S. dollars)

Year ended December 31, 2010, with comparative figures for 2009

	Share capital	Deficit	Share option reserve	Cumulative exchange translation	Non- controlling interest	Total equity
Balance, January 1, 2009	$15,367	$(14,229)	$4,649	$666	$465	$6,918

Changes in equity for 2009:
Cumulative translation adjustments, net of tax	—	—	—	(411)	—	(411)

Total other comprehensive loss	—	—	—	(411)	—	(411)

Net loss	—	(6,306)	—	—	—	(6,306)

Total comprehensive loss	—	(6,306)	—	(411)	—	(6,717)

Issuance of shares	7,896	—	—	—	—	7,896
Issuance of options and warrants	—	—	648	—	—	648
Exercise of stock options	190	—	(190)	—	—	—
Acquisition of non-controlling interest	—	—	—	—	(465)	(465)

Balance, December 31, 2009	23,453	(20,535)	5,107	255	—	8,280

Changes in equity for 2010:
Cumulative translation adjustments, net of tax	—	—	—	(513)	—	(513)

Total other comprehensive loss	—	—	—	(513)	—	(513)

Net loss	—	(11,830)	—	—	—	(11,830)

Total comprehensive loss	—	(11,830)	—	(513)	—	(12,343)

Issuance of shares (note 16)	23,526	—	—	—	—	23,526
Issuance of options and warrants (note 16)	—	—	2,710	—	—	2,710
Exercise of stock options (note 16)	66	—	(41)	—	—	25
Exercise of exchange rights (note 16)	973	—	(973)	—	—	—
Repurchase of options for cancellation (note 16)	—	—	(255)	—	—	(255)

Balance, December 31, 2010	$48,018	$(32,365)	$6,548	$(258)	$—	$21,943

See accompanying notes to consolidated financial statements.

ADENYO INC.

Consolidated Statement of Financial Position

(Expressed in thousands of U.S. dollars)

December 31, 2010, with comparative figures for 2009

	2010	2009
Assets

Current assets:
Cash (note 7(a))	$3,560	$1,605
Trade and other receivables (note 7(b))	6,845	4,624
Loans and advances (note 7(c))	—	2,134
Prepayments (note 7(d))	337	262
Other assets	296	126

	11,038	8,751

Property and equipment (note 9)	962	286
Intangible assets (note 10)	8,873	2,401
Goodwill (note 11)	14,412	8,895
Investments in affiliates (note 5)	3	115
Deferred tax assets (note 15)	1,022	266
Other financial assets (note 8)	387	95

	$36,697	$20,809

Liabilities and Shareholders’ Equity

Current liabilities:
Trade payables and accrued liabilities (note 12)	$12,002	$5,620
Loans and borrowings (note 13)	502	122
Deferred income	1,371	361
Other financial liabilities (note 14)	64	5,846

	13,939	11,949

Loans and borrowings (note 13)	266	546
Other non-current financial liabilities (note 14)	315	—
Deferred income	—	30
Deferred tax liabilities (note 15)	234	4

Shareholders’ equity:
Share capital (note 16(a))	48,018	23,453
Share option reserve (note 16(b))	6,548	5,107
Deficit	(32,365)	(20,535)
Cumulative exchange translation	(258)	255

	21,943	8,280

	$36,697	$20,809

See accompanying notes to consolidated financial statements.

ADENYO INC.

Consolidated Statement of Cash Flows

(Expressed in thousands of U.S. dollars)

Year ended December 31, 2010, with comparative figures for 2009

	2010	2009
Cash flows from (used in) operating activities:
Net loss	$(11,830)	$(6,306)
Adjustments for:
Depreciation and amortization	1,870	1,190
Share-based compensation	840	1,427
Deferred tax recovery	(1,409)	(20)
Impairment of intangible assets	—	50
Unrealized foreign exchange loss	60	—
Share of loss of equity investee	1,460	1,479
Gain on acquisition of control of equity investee	(3,674)	—

	(12,683)	(2,180)

Change in non-cash operating assets and liabilities:
Decrease (increase) in trade and other receivables	(1,208)	1,316
Decrease (increase) in other financial assets	(272)	37
Increase in other assets	(169)	(125)
Decrease (increase) in prepayments	227	(171)
Increase in trade payables and accrued liabilities	4,582	144
Increase in deferred income	141	291

	(9,382)	(688)

Cash flows from (used in) financing activities:
Proceeds from private placements (note 16)	15,930	3,993
Proceeds on exercise of stock options (note 16)	25	—
Repurchase of stock options (note 16)	(255)	—
Proceeds from loans and borrowings	—	3,653
Repayment of loans and borrowings	(414)	(1,337)
Payment of capital leases	(102)	—

	15,184	6,309

Cash flows from (used in) investing activities:
Acquisition of property and equipment	(557)	(436)
Capitalized internally generated intangibles	(392)	—
Loans and advances to Generation 5 Mathematical Technologies Inc. (note 5)	(876)	(1,552)
Additional investment in Generation 5 Mathematical Technologies Inc. (note 5)	(500)	—
Acquisition of non-controlling interest in Adenyo Telecom Mobile Inc., net of cash acquired (note 4)	—	(2,300)
Acquisition of Movoxx, Inc., net of cash acquired (note 4)	(1,305)	—
Cash acquired upon acquisition of control of Generation 5 Mathematical Technologies Inc. (note 4)	189	—
Additional purchase consideration related to prior period acquisitions (note 4)	(389)	—

	(3,830)	(4,288)

Effect of foreign exchange on cash balances	(17)	(423)

Increase in cash	1,955	910

Cash, beginning of year	1,605	695

Cash, end of year (note 7(a))	$3,560	$1,605

See accompanying notes to consolidated financial statements.

ADENYO INC.

Notes to Consolidated Financial Statements

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

Adenyo Inc. is a group of affiliated and consolidated entities and is primarily involved in the mobile marketing business.

Silverback Media Plc is a holding company incorporated and domiciled in the United Kingdom under the Companies Act 2006. On May 18, 2010, the shareholders approved a plan to re-organize the capital structure and shareholdings of Silverback Media Plc. Under this plan, a new Canadian holding company, Adenyo Inc. (the “Company”), was incorporated and the shareholders agreed to exchange each ordinary share of Silverback Media Plc for a common share of Adenyo Inc. Share warrants and options in Silverback Media Plc were also exchanged on a one-for-one basis for Adenyo Inc. warrants and options. These exchanges were completed on June 28, 2010 and Silverback Media Plc became a wholly owned subsidiary of Adenyo Inc. on that date.

Silverback Media Plc was subsequently placed in liquidation on December 9, 2010.

These reorganization transactions were accounted for on a continuity of interest basis of accounting whereby the various assets and liabilities are accounted for at the carrying value in the combining companies’ records. As such, the comparative figures presented for the year ended December 31, 2009 refer to the Silverback Media Plc consolidated financial statements.

The consolidated financial statements of the Company as at December 31, 2010 comprise the Company and its subsidiaries (together referred to as the “Group” and individually as “Group entities”) and the Group’s interest in associates.

1.	Significant accounting policies:

(a)	Basis of preparation:

(i)	Statement of compliance:

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board (“IASB”).

The consolidated financial statements were authorized for issue by the Board of Directors on March 28, 2011.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

(ii)	Basis of measurement and going concern:

The consolidated financial statements have been prepared on the historic cost basis, except for available-for-sale financial assets and derivative financial instruments, which are measured at fair value.

The consolidated financial statements are presented in United States dollars, which is the Group’s functional currency.

As discussed in note 24, subsequent to year end, the Group entered into a definitive agreement under which the Group would be sold to Motricity, Inc., a U.S.-based public company. Initial purchase consideration would be $100 million, subject to certain adjustments for working capital and indebtedness, and would be paid in cash and Motricity, Inc. common stock. The acquisition is expected to close during April 2011, subject to shareholder approval, and the Group believes it has sufficient resources to meet all existing obligations that will become due before that time. Accordingly, the Group has applied the going concern concept in the preparation of these financial statements.

If the above transaction were not to close, the Group would be required to seek financing from other sources and this would cast significant doubt about the appropriateness of the use of the going concern assumption. If the going concern basis was not appropriate for these consolidated financial statements, then adjustments would be necessary in the carrying value of assets and liabilities, the reported revenue and expenses, and the balance sheet classifications used.

(b)	Basis of consolidation:

The consolidated financial statements consolidate the accounts of the Group and of its subsidiaries, Silverback Media Plc, Adenyo USA Inc., Adenyo Corp. (formerly Silverback Media Corp.), Adenyo SAS (formerly SBW-Paris), Adenyo Telecom Mobile Inc. (formerly Atlas Telecom Mobile Inc.) and Generation 5 Mathematical Technologies Inc. (“Gen 5”).

Subsidiaries are entities over which the Group has the power to control the financial and operating policies so as to obtain benefits from their activities. The Group generally obtains and exercises control through voting rights.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

The results of subsidiaries acquired are consolidated from the date on which control is acquired.

All intra-group transactions, balances, income and expenses are eliminated on consolidation.

Accounting policies outlined in the consolidated financial statements are applied consistently at the group and subsidiary level. The Group and all subsidiaries share a December 31 period end.

(c)	Business combinations:

Business combinations are accounted for using the acquisition method as at the acquisition date, which is the date on which control is transferred to the Group. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, the Group takes into consideration potential voting rights that currently are exercisable.

From January 1, 2010, the Group has applied, on a prospective basis, IFRS 3, Business Combinations (2008), in accounting for business combinations. The change in accounting policy has been applied prospectively. See note 3 for previous accounting policy.

Consideration transferred (including contingent consideration included in the purchase consideration) is recorded at the acquisition date fair value. If the contingent consideration is classified as equity, it is not remeasured and settlement is accounted for within equity. Otherwise subsequent changes to the fair value of the contingent consideration are recognized in profit or loss. The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss. Costs related to the acquisition, other than those associated with the issue of debt or equity securities, that the Group incurs in connection with a business combination are expensed as incurred.

Goodwill, if any, is measured as: (i) the fair value of the consideration transferred, plus (ii) the recognized amount of any non-controlling interests in the acquiree, and if the business combination is achieved in stages, the fair value of the existing equity interest in the acquire, less (iii) the net recognized amount (generally at fair value) of identifiable assets and liabilities assumed, all measured at the acquisition date.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

(d)	Investment in associates:

Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies.

Investments in associates, including joint ventures, are accounted for using the equity method (equity-accounted investees) and are recognized initially at cost. The cost of the investment includes direct and incremental transaction costs. Under the equity method, from the date that significant influence commences until the date that significant influence ceases, the investment in subsequently carried in the statement of financial position at cost, plus the Group’s after-tax post-acquisition share of the profit or loss and other comprehensive income changes, less distributions received and less any impairment of the entity.

When the Group’s share of losses exceeds its interest in an equity-accounted investee, the carrying amount of that interest, including any long-term investments, is reduced to nil, and the recognition of further losses is discontinued except to the extent that the Group has an obligation to fund those losses or has made payments on behalf of the investee.

(e)	Property and equipment:

Property and equipment are measured at cost less accumulated depreciation and impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the assets.

Depreciation is calculated using the straight-line method to allocate the cost of each asset to its residual value over its estimated useful life as follows:

Leasehold improvements	5 years
Computer software and equipment	18 months - 3 years
Office equipment	5 years
Furniture and fixtures	5 years

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each reporting date.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in profit or loss.

(f)	Intangible assets:

Intangible assets include any internally developed and acquired intangible assets.

Capitalized internal development expenditure and intangibles acquired outside of a business combination are initially measured at cost. Intangibles acquired as part of a business combination are initially measured at fair value.

The Group capitalizes internal development expenditure once development costs can be measured reliably, the product or process is technically feasible, the existence of a market for the product has been validated and adequate resources have been allocated to the development of that product in accordance with the Group’s intent to complete and sell the product. The costs capitalized include the cost of materials, direct labour and overhead costs that are directly attributable to preparing the asset for its intended use.

Subsequently, intangible assets with finite lives are measured at cost less accumulated amortization and impairment losses.

Intangible assets are amortized on a straight-line basis over their estimated useful lives commencing from the date they are available for their intended use. The estimated useful lives are as follows:

Mobile platforms	5 years
Product development	2 -5 years
Customer assets	2 -5 years

Intangible assets are assessed annually for impairment. Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted, if appropriate.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

(g)	Impairment testing of goodwill, intangible assets and property and equipment:

The carrying amounts of non-financial assets, including property and equipment and intangible assets are reviewed at each reporting date to determine whether there is an indication of impairment. If such indication exists, the asset’s recoverable amounts are estimated. For purposes of assessing impairment, assets are grouped at the lowest levels for which there are separable and identifiable cash inflows (cash generating units, or (“CGUs”)). Goodwill impairment is assessed at least annually.

An impairment loss is recognized for the amount by which the asset’s or cash-generating unit’s carrying amount exceeds its recoverable amount. The recoverable amount is the greater of fair value less costs to sell and value-in-use. In assessing value-in-use a discounted cash flow valuation is performed that reflects current market assessments of time value of money and risks specific to the asset. Any impairment loss is charged immediately to profit or loss.

Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (group of CGUs), and then to reduce the carrying amounts of other assets in the CGU (group of CGUs) on a pro rata basis.

(h)	Financial instruments:

Non-derivative financial instruments are recognized when the Group becomes a party to the contractual provisions of the instrument. The Group derecognizes financial assets when the contractual right to cash flows from the asset expires. Financial liabilities are derecognized when the contractual obligations are discharged, cancelled or expire. Financial assets and liabilities are offset and the net amount presented on the statement of financial position only when the Group has a legal right to offset the amounts and intends to either settle on a net basis or realize the asset and liability simultaneously.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

(i)	Trade and other receivables:

Trade and other receivables are non-interest bearing and are measured at fair value on initial recognition and subsequently at amortized cost using the effective interest rate method, less any impairment losses. The Group assesses each period whether there is any objective evidence that an impairment loss has been incurred. Any change in the fair value of the receivable through impairment or reversal of impairment is recognized in profit or loss. The Group records an allowance for credit loss on the statement of financial position until it is certain that the receivable will not be collected and the related accounts receivable is written off.

(j)	Held-to-maturity investments:

The Group has loans and advances receivable with fixed interest rates and maturities. These are recorded at fair value on initial recognition and subsequently at amortized cost using the effective interest rate method. If there is objective evidence that the fair value of the instrument has been impaired, the impairment is recognized in profit or loss. They are included in current assets except for those with maturities greater than 12 months after the reporting date, which are included in non-current assets.

(k)	Cash:

Cash consists of cash in hand and amounts held at banks.

(l)	Trade payables and other financial liabilities:

Trade payables and other financial liabilities are initially measured at fair value and subsequently at amortized cost using the effective interest rate method. They are classified as current liabilities, except for those which are due greater than 12 months after the reporting date, which are classified as non-current liabilities.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

(m)	Foreign currencies:

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at the exchange rates at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated at the rate of exchange prevailing at that date. Exchange differences arising on the settlement and retranslation of monetary items are included in profit or loss.

Non-monetary items in a foreign currency that are measured in terms of historical cost are translated using the exchange rate at the date of the transaction.

The results of the Group’s foreign subsidiaries are translated to U.S. dollars at the average exchange rate during the period and their assets and liabilities at the exchange rate at the reporting date. Exchange differences arising on the translation of opening net assets and results of operations of the foreign subsidiaries are recorded as a component of other comprehensive income.

(n)	Revenue recognition:

The Group’s revenue streams include monthly or annual access, service and data subscription fees, solution development and professional services, per marketing campaign fees and transaction fees.

Revenue represents the fair value of consideration received for the provision of services and is stated net of tax and rebates.

Where multiple transactions or contracts are linked such that the individual transactions have no commercial effect on their own, the transactions are evaluated as a combined customer arrangement for purposes of revenue recognition.

When two or more revenue generating activities or deliverables are sold under an arrangement, each deliverable that is considered a separate component is accounted for separately. A deliverable is separately accounted for when a delivered item has standalone value from undelivered items based on the substance of the arrangement.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

Where an arrangement includes multiple components, revenue is allocated to the different components based on their relative fair values or the residual method, as applicable. Under the residual method, revenue is allocated to undelivered components of the arrangement based on their fair values and the residual amount of the arrangement revenue is allocated to delivered components. The Group generally uses optional stated renewal rates to evidence fair value of undelivered subscription services when the renewal fees and term are substantive. The Group typically evidences fair value for other products and services based on the pricing when those deliverables are sold separately. Where reasonable company-specific or market inputs do not exist to reliably establish fair value, the Group allocates revenue based on the expected cost of delivery plus an estimated profit margin.

The Group recognizes revenue once persuasive evidence exists, generally in the form of an executed agreement, that it is probable the economic benefits of the transaction will flow to the Group and revenue and costs can be measured reliably. If collection is not considered probable, revenue is recognized only once fees are collected.

Out-of-pocket expenses that are contractually reimbursable from customers are recorded as gross revenue and expenses. Billings or payments received from customers in advance of revenue recognition are recorded in deferred income on the consolidated statement of financial position.

In addition, the following relates to the Group’s significant revenue generating activities:

(i)	Monthly or annual access, service and data subscription fees:

Revenue for access and right-to-use the Group’s on-demand application and data content subscription service is recognized over the period of use as the services are provided.

(ii)	Services, including solution development and marketing campaigns:

Services for solution development generally have standalone value to the customer distinct from any ongoing subscription or license to the Group’s’ software and other third parties can provide these services to customers without the Group’s involvement.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

Services are recognized in the period they are delivered, by reference to the specific transaction and assessed on the basis of service provided in proportion to the total service to be provided. Service fees are typically billed and recognized on a time and materials basis.

Fees for services that do not have standalone value apart from the ongoing subscription/license of software are deferred and recognized over the non-cancellable term of the subscription, beginning upon commencement of the subscription period.

(iii)	Transaction fees:

Variable activity or revenue-based transaction fees are considered to be contingent fees and are recognized as the contingency is resolved, the fees are earned and the amount of the fee can be reliably measured.

Transaction fees for content delivery to subscribers of wireless carriers on behalf of third-party vendors are generally based on a fixed percentage of the transaction fee due from the end subscriber to the mobile content. The net revenue share of the transaction is recorded as service revenue rather than the gross billing amount, based on an assessment of gross versus net indicators that include the Group receiving a fixed percentage share of the transaction and bearing limited risks above its net revenue share.

(o)	Borrowing costs:

Borrowing costs are capitalized to the extent that they are directly attributable to the acquisition, construction or production of a qualifying asset. Other borrowing costs are charged to profit or loss as incurred. No borrowing costs have been capitalized in 2010 or 2009.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

(p)	Taxation:

Income taxes on profit and loss include current and deferred taxes. Income tax expense is recognized in profit and loss, except to the extent that it relates to items recognized directly in equity. Current tax is the expected tax payable on taxable income using tax rates enacted or substantively enacted at period end and any adjustment to taxes payable in respect of previous years.

Deferred tax assets and liabilities are recognized based on the balance sheet method, providing for temporary differences between the financial accounting and tax bases of assets and liabilities, measured using the tax rates expected to be applied to temporary differences when they reverse and based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities to the extent the Group intends to settle the current tax assets and liabilities on a net basis or if the tax assets and liabilities will be realized simultaneously. Deferred tax amounts are not discounted.

A deferred tax asset is recognized only to the extent it is probable that future taxable profits will be available against which the asset can be utilized. Deferred tax assets are reduced to the extent it is no longer probable the related tax benefit will be realized.

(q)	Leases:

Leases are classified as finance leases when the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are initially recognized at the lower of their fair value or present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

Subsequent to initial recognition, the leased asset is accounted for in accordance with the accounting policy applicable to that asset. Minimum lease payments made under finance leases are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability.

Payments made under operating leases are charged to income on a straight-line basis over the term of the lease. Any incentives to enter into an operating lease are recognized as an integral part of the total lease expense, over the lease term.

(r)	Share-based payments and warrants:

The grant date fair value of share-based payment awards to employees and directors is recognized as compensation cost, with a corresponding increase in equity, over the vesting period of the award. Awards with graded vesting are valued and recognized as compensation cost based on the respective vesting tranche. The amount of compensation cost recognized is adjusted to reflect the number of awards expected to vest based on continued employment and non-market-based vesting conditions, such that the amount ultimately recognized as compensation cost is based on the number of awards that actually vest.

Equity-settled share based payments granted to parties other than employees and directors as consideration for goods and services received are recognized as the goods or services are received at the fair value of those goods and services, unless the fair value cannot be estimated reliably, in which case, the fair value is measured by reference to the fair value of the equity instruments granted.

Fair values for share-based payments and warrants are measured using the Black-Scholes option pricing model.

Upon exercise of share-based payments and warrants, the proceeds received (net of transaction costs) and related amounts recorded in share option reserves and warrants within equity, are transferred to share capital.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

1.	Significant accounting policies (continued):

(s)	Government grants:

The Group receives government assistance in the form of forgivable loans, loans at below-market interest rates or as reimbursement of certain expenses. The benefit of a government grant is recognized when there is reasonable assurance the conditions will be met and the grant will be received. Forgivable loans are recognized as government grants when there is reasonable assurance that loans will be forgiven. The benefit of below-market rate of interest is also recognized as a government grant and is calculated as the difference between the proceeds received and the initial carrying value of the loan determined in accordance with International Accounting Standard (“IAS”) 39, Financial Instruments, Recognition and Measurement.

Government grants are recognized initially as deferred income and are recognized in profit or loss on a systematic basis over the periods in which the expenses and related costs for which the grant is intended are recognized. Where the government grant is earned after the related expenditures have been incurred, the grant is recognized in the period in which it becomes receivable. The Group records the grant as a deduction against the related expenses. The Group has applied the fair value accounting on government loans prospectively beginning with grants received during the year ended December 31, 2009, as required by the transitional provisions of IAS 20, Accounting for Government Grants and Disclosure of Government Assistance (“IAS 20”).

(t)	Provisions:

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an economic outflow will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost. Provisions are reviewed at each reporting date and amounts recorded are adjusted when necessary.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

2.	Critical accounting judgments and key sources of estimation uncertainty:

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate are revised and in any future periods affected.

In applying the Group’s accounting policies set out above, management made judgments primarily with respect to:

•

Valuation and recognition of stock options and warrants. Management makes judgments concerning the probability of stock options vesting and the expected life of options and warrants. Management does not expect that its judgments will have a significant effect on the amounts recognized in the financial statements.

•

Business combinations. When assessing the fair values of identifiable intangibles acquired and equity investees upon acquisition of control, management considers historical results, forecasts and reports of independent valuation specialists. In addition, as the Group’s shares are not publicly traded, management considers recent arm’s-length private placements to determine the value of any share consideration transferred.

•

Income taxes. There are certain transactions where the ultimate tax outcome is uncertain and estimates are required for exposures related to examinations by taxation authorities. Management reviews these transactions and records tax liabilities based on an assessment of many factors, including past experience, interpretations of tax laws, and consultation of independent experts.

Key sources of estimation uncertainty:

A key source of estimation uncertainty that has a significant risk of causing a material adjustment to the carrying amount of assets within the next financial year pertains to goodwill and other intangible assets, which could become impaired in the future. This risk also applies to the carrying value of intangible assets. Management made judgments concerning the expected future cash flows of each cash generating unit. These judgments considered historical financial results and forecasted information.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

2.	Critical accounting judgments and key sources of estimation uncertainty (continued):

Another key source of estimation uncertainty relates to additional consideration payable for acquisitions based on achievement of certain performance criteria by the acquired entity. Management made judgments concerning the probability that acquired entities will achieve earn-out targets in future periods. These judgments consider historical financial results and forecasted information to determine the fair value of earn-out payments to record in the financial statements.

3.	Accounting changes and recently issued accounting pronouncements:

(a)	Change in accounting policies:

(i)	Accounting for business combinations:

From January 1, 2010, the Group has applied IFRS 3, Business Combinations (2008), in accounting for business combinations.

For acquisitions prior to January 1, 2010, goodwill represents the excess of the cost of the acquisition over the Group’s interest in the recognized amount (generally fair value) of the identifiable assets, liabilities and contingent liabilities of the acquiree. Transaction costs, other than those associated with the issue of debt or equity securities, that the Group incurred in connection with business combinations were capitalized as part of the cost of the acquisition.

(ii)	Accounting for acquisitions of non-controlling interest:

From January 1, 2010, the Group has applied IAS 27, Consolidated and Separate Financial Statements (2008), in accounting for acquisitions of non-controlling interests. The change in accounting policy has been applied prospectively.

Under the new accounting policy, acquisitions of non-controlling interests are accounted for as transactions with owners in their capacity as owners and therefore, no goodwill is recognized as a result of such transactions. The adjustments to non-controlling interests are based on a proportionate amount of the net assets of the subsidiary.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

3.	Accounting changes and recently issued accounting pronouncements (continued):

Previously, goodwill was recognized on the acquisition of non-controlling interests in a subsidiary, which represented the excess of the cost of the additional investment over the carrying amount of the interest in the net assets acquired at the date of the transaction.

(iii)	Revenue recognition on content delivery services:

Effective January 1, 2010, the Group changed its revenue recognition accounting policy from gross revenue reporting to net revenue reporting for certain premium messaging and other content delivery transactions where the Group receives a fixed percentage of premium messaging revenues collected from end subscribers. Based on the Group’s current interpretation of the relative merits of the various criteria for gross vs. net revenue presentation that were included within the 2009 Improvements to IFRS within IAS 18, Revenue, the Group determined that this change better reflects the substance of these transactions between the Group and its clients. This change to a more reliable and relevant accounting policy had no impact on the loss from operations or net loss amounts previously reported. The comparative 2009 amounts presented for revenue and cost of services have been retrospectively restated from $15,945 and $7,948, to $12,360 and $4,363, respectively.

(b)	New International Financial Reporting Standards and Interpretations:

A number of new standards and interpretations are not yet effective for the year ended December 31, 2010 and have not been applied in preparing these consolidated financial statements. The Group continues to analyze these standards but has initially determined that none are expected to have a significant effect on the consolidated financial statements.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

4.	Business combinations:

(a)	2010:

(i)	Movoxx Inc. (“Movoxx”):

On July 13, 2010, the Group paid $1,319 and issued 6,352 shares for all outstanding shares of Movoxx, a company engaged in mobile advertising activities. An additional $147 and 706 shares valued at $318 have been held in escrow and will be released 18 months following the closing date. The amounts held in escrow represent indemnification holdbacks and will be reduced by the amount of any losses, liabilities or expenses that arise from breaches of representations or covenants in the purchase agreement. The terms of the acquisition included the potential for a maximum earn-out of $928 payable in shares and based on meeting certain post-acquisition revenue and earnings targets. An amount for contingent consideration has not been included in the determination of consideration transferred on the basis that the Group believed the likelihood of achievement to be remote and the resulting fair value to be immaterial. The earn-out period expired in December 2010 and no contingent consideration was earned.

The Group’s acquisition of Movoxx serves to expand the Group’s presence in the United States and is expected to provide synergies with the Group’s existing mobile portfolio.

The Group incurred acquisition-related costs of $106 related to external legal fees and due diligence costs. These costs have been included in professional and consulting fees in the Group’s consolidated statement of income.

Since the acquisition date, Movoxx accounted for revenue of $725 and a net loss of $1,317. Had the acquisition occurred at the start of the period, Movoxx would have represented total revenue of $1,332 and a net loss of $3,081.

None of the acquired goodwill is expected to be deductible for tax purposes.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

4.	Business combinations (continued):

The preliminary purchase price and allocation of consideration transferred to the fair value of identifiable net assets acquired are as follows:

Fair value
Net assets acquired:
Cash	$14
Trade and other receivables	323
Other assets	7
Intangible assets	2,293
Trade payables and accrued liabilities	(713)
Deferred tax liabilities	(579)

1,345
Consideration consists of:
Cash	1,319
Cash held in escrow	147
Share capital	2,858
Shares held in escrow	318

4,642

Goodwill upon acquisition	$3,297

(ii)	Gen 5:

On October 31, 2010, the Group acquired 100% of the voting preferred shares in Gen 5, a provider of predictive analytics, from New Generation Holdings Ltd. (“NewGen”). On the same date, the Group redeemed preferred shares of NewGen. The purchase price of Gen 5 preferred shares and redemption price of NewGen preferred shares were both $129, resulting in a net purchase consideration of nil to acquire the voting control of Gen 5. The Group previously owned 100% of the non-voting common shares of Gen 5 and had presented Gen 5 using the equity method. See note 5 for further details. Immediately prior to consolidation, the Group’s equity method investment was required to be remeasured to fair value, resulting in a gain of $3,674. The Group estimated the fair value of its investment using a discounted cash flow approach and an independent valuation specialist.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

4.	Business combinations (continued):

It is expected that the acquisition of Gen 5 will provide for synergies with the Group’s existing product lines, including the use of Gen 5’s leading data analytic capabilities with existing offerings.

Included in the acquired accrued liabilities is $187 for the estimated fair value of contingent consideration relating to a previous acquisition by Gen 5. This amount is payable based on the ability to achieve revenue targets through December 31, 2012. There is no maximum payout under this arrangement.

The Group did not incur any acquisition-related costs associated with the change of control on October 31, 2010.

Since the acquisition date, Gen 5 accounted for revenue of $375 and a net loss of $400. Had the acquisition occurred at the start of the period, Gen 5 would have represented total revenue of $2,734 and a net loss of $2,048.

None of the acquired goodwill is expected to be deductible for tax purposes.

The preliminary purchase price and allocation of consideration transferred to the fair value of identifiable net assets acquired are as follows:

Fair value
Net assets acquired:
Cash	$189
Trade and other receivables	808
Prepayments and other assets	182
Property and equipment	91
Intangible assets	5,290
Trade and other payables	(1,363)
Deferred income	(873)
Payables to Group entities	(3,117)
Deferred tax liabilities	(260)

947
Consideration consists of: Elimination of equity method investment	3,548

Goodwill upon acquisition	$2,601

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

4.	Business combinations (continued):

(b)	Prior year acquisitions:

(i)	BrainTrain Inc.:

On February 29, 2008, the Group acquired 100% of the issued share capital of BrainTrain Inc., a Company registered in Canada. The Group issued 770 shares and paid Cdn. $300 in cash as consideration. The Group was also liable for additional contingent consideration totalling Cdn. $613 subject to BrainTrain Inc. achieving certain performance criteria. Of that amount, Cdn. $153 was settled in shares of the Group during 2009. An additional Cdn. $154 became payable in March 2009 and was paid in January 2010. The final Cdn. $306 was earned in March 2010 and settled 50% in stock and 50% in cash during 2010. This contingent consideration was recorded as an adjustment to goodwill in 2008 when it became probable that the established thresholds would be achieved and the amount could be measured reliably.

(ii)	Adenyo Telecom Mobile Inc. (formerly Atlas Telecom Mobile Inc.):

On September 1, 2007, the Group issued 1,200 shares and paid $1,170 in cash for 51% of the outstanding shares of Adenyo Telecom Mobile Inc., a Company engaged in mobile communications, interactive content distribution and production.

During the year ended December 31, 2009, the Group acquired the remaining 49% of Adenyo Telecom Mobile Inc. for proceeds totalling $3,184 based on exchange rates in effect at the time, comprised of Cdn. $2,750 in cash, Cdn. $600 in shares and Cdn. $350 (U.S. $322) in additional consideration payable in cash or shares at the Group’s discretion. This additional consideration was contingent upon Adenyo Telecom Mobile Inc. achieving certain performance targets. This consideration became payable at the end of July 2010 and was settled in stock. The contingent consideration was recorded as an adjustment to goodwill in 2009 when it became probable that the established thresholds would be achieved and the amount could be measured reliably.

Upon this acquisition, the Group eliminated the $465 balance of non-controlling interest, established an additional $1,986 of intangible assets and recorded an additional $733 of goodwill.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

4.	Business combinations (continued):

(iii)	Adenyo SAS (formerly Cellcast Interactif):

During 2010, the Group paid $103 in contingent consideration accrued in prior years relating to its 2006 acquisition of Adenyo SAS. The difference from the amount accrued related to foreign exchange.

5.	Investments in affiliates:

	2010	2009
Investment in Mobilactive Media JV	$3	$3
Investment in Gen 5	—	112

Total other investments	$3	$115

(a)	Mobilactive Media LLC:

The Group entered into a joint venture with Mobilactive Media LLC in 2007. The Group has accounted for its investment in Mobilactive Media LLC using the equity method. During the year ended December 31, 2008, the Group contributed $11 in cash to the joint venture for working capital purposes. Mobilactive Media LLC incurred a loss during the year and the Group’s share of the loss for 2008 was $7. At December 31, 2008, the Mobilactive Media JV had assets totalling $11 and liabilities of $3. The Mobilactive Media JV has been inactive since 2009 and is expected to remain inactive in the future.

(b)	Gen 5 and NewGen:

On September 4, 2008, the Group purchased 100% of Gen 5’s non-voting common shares for total consideration of $324, including transaction costs of $201. Since the shares are non-voting, the Group did not control Gen 5, but it was determined to exercise significant influence through Gen 5 Board representation, the voting shareholder of Gen 5 being an independent director of the Group, certain shared management functions, and funds advanced from the Group to Gen 5. Accordingly, the investment in Gen 5 was accounted for using the equity method from September 4, 2008 through the date when voting control was acquired (note 4(a)(ii)). The Group’s non-voting common shares provide entitlement to all profits and losses of Gen 5, so 100% of Gen 5’s net income has been included under the equity method.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

5.	Investments in affiliates (continued):

Gen 5’s share capital also included a class of special shares. The principal benefit to these special shares was the option to convert the special shares in Gen 5 into common shares of the Group. The Group agreed to issue special shares to previous common shareholders in conjunction with its initial investment, to extinguish certain liabilities of Gen 5, and as share-based payments in exchange for services rendered to Gen 5. The Group accounted for these special shares as increases to its investment in Gen 5 based on the estimated fair value at the time of grant. All outstanding special shares were converted into common shares of the Group during November 2010.

Concurrent with the investment in Gen 5, the Group purchased preference shares in the capital of NewGen. NewGen is a Canadian-controlled company and was the controlling shareholder of Gen 5. NewGen was 100% owned by an independent non-executive director of the Group. The cost of this indirect investment in Gen 5 of $124 was included in the initial cost of the Group’s investment in Gen 5.

On October 31, 2010, the Group acquired 100% of the voting preferred shares of Gen 5 from NewGen. On the same date, the Group redeemed preferred shares of NewGen. The purchase price of Gen 5 preferred shares and redemption price of NewGen preferred shares were both $129, resulting in a net purchase consideration of nil. From that date, the financial results of Gen 5 have been included in the Group’s consolidated financial statements. Refer to note 4(a)(ii) for details of the acquisition of control, including the purchase price allocation.

Changes in the Group’s interest in Gen 5 are summarized as follows:

	2010	2009
Opening balance	$112	$1,449
Option grants to Gen 5 employees	12	24
Grants of Gen 5 special shares	199	—
Share of Gen 5 losses	(1,460)	(1,479)
Additional investment in Gen 5	1,000	—
Translation adjustment	3	118
Remeasurement to fair value upon acquisition of control (note 4(a)(ii))	3,682	—
Elimination of investment balance upon acquisition of control	(3,548)	—

Closing balance	$—	$112

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

5.	Investments in affiliates (continued):

On acquisition of control, the Group released $8 from the cumulative exchange translation reserve to the consolidated statement of income and remeasured the investment balance to fair value of $3,548. This resulted in a gain of $3,674 in the consolidated statement of income.

Summarized financial information of Gen 5 is as follows. As a result of the consolidation of Gen 5 occurring on October 31, 2010, the 2010 information is as at and for the 10 months ended October 31, 2010:

	2010	2009
Assets	$2,914	$2,031
Liabilities	2,786	2,905
Revenue	2,640	3,026
Loss	1,460	1,479

During the 10 months ended October 31, 2010, the Group earned interest income of $91 (2008 - $53) relating to a note receivable from Gen 5 and $97 (2008 - $106) relating to finance and administrative services performed for Gen 5. After Gen 5’s acquisition of assets from Kinetx Analytics Search Technologies Inc. (“KAST”) in June 2010, Gen 5 assigned certain KAST revenue contracts, employment contracts and equipment leases to Adenyo USA Inc., a subsidiary of the Group. Adenyo USA Inc. recorded revenue of $133 during 2010 in relation to these revenue contracts.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

6.	Personnel costs:

An analysis of personnel costs for the Group, including directors’ remuneration, is as follows:

	2010	2009
Wages and salaries	$10,134	$4,540
Directors’ fees	283	23
Social security and benefit costs	1,876	1,158
Share-based payments	719	195

	$13,012	$5,916

Directors’ fees include share-based payments of $45 (2009 - $23).

7.	Current assets:

(a)	Cash:

Cash comprises cash held by the Group. The carrying amounts of these assets are their fair value.

	2010	2009
Cash in hand and balances with banks:
Unrestricted cash and bank balances	$3,560	$1,605

(b)	Trade and other receivables:

	2010	2009
Trade receivables	$6,061	$4,141
Allowance for credit losses	(63)	(119)
Research and development tax credits receivable	473	160
Other receivables	16	163
Indirect taxes receivable	358	279

	$6,845	$4,624

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

7.	Current assets (continued):

During 2010, the Group reversed $119 (2009 - $46) of allowance for credit losses as the underlying receivables were written off. The Group records an allowance for credit loss until it is certain that the receivable will not be collected and the receivable is written off. Also during the year, the Group recorded $72 (2009 - $88) of allowance for credit losses with respect to accounts receivable where there was uncertainty regarding collection. The allowance for credit loss decreased by $9 in 2010 (2009 - $8 reduction) due to changes in foreign exchange rates.

The Group’s exposure to currency and credit risk related to trade and other receivables is disclosed in note 23.

(c)	Loans and advances:

	2010	2009
Promissory note	$—	$1,999
Advances	—	135

	$—	$2,134

During the year ended December 31, 2008, the Group advanced funds to Gen 5, a company in which it has an investment, pursuant to a promissory note bearing interest at Bank of Canada prime lending rate plus 2% per annum. The balance was due on demand.

Effective October 31, 2010, the Group acquired voting rights over Gen 5 (note 4) and any balances due to and from Gen 5 are eliminated on consolidation since the acquisition date.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

7.	Current assets (continued):

(d)	Prepayments:

	2010	2009
Prepaid rent, insurance and taxes	$23	$65
Professional fees	10	152
Prepaid memberships and other	304	45

	$337	$262

8.	Other financial assets:

	2010	2009
Deposits	$237	$65
Other assets	150	—
Term deposits	—	30

	$387	$95

Deposits are primarily rental deposits.

Other assets relates to cash held by a liquidator in connection with the liquidation of Silverback Media Plc, a subsidiary of Adenyo Inc.

The term deposits at December 31, 2009, related to Guaranteed Investment Certificates purchased and held by the Group’s bank as collateral against credit card debt and other liabilities.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

9.	Property and equipment:

2010	Leasehold improvements	Computer software and equipment	Office equipment	Furniture and fixtures	Equipment under finance leases	Total
Cost:
December 31, 2009	$33	$257	$108	$87	$134	$619
Additions	15	235	249	48	243	790
Additions through business combinations	—	47	22	—	22	91
Disposals	—	(11)	(30)	—	—	(41)

December 31, 2010	$48	$528	$349	$135	$399	$1,459

Accumulated depreciation:
December 31, 2009	$11	$160	$79	$32	$61	$343
Charge for the year	7	83	29	19	65	203
Disposals	—	(11)	(30)	—	—	(41)

December 31, 2010	$18	$232	$78	$51	$126	$505

Effect of foreign exchange	$(1)	$7	$(2)	$(2)	$6	$8

Net book value, December 31, 2010	$29	$303	$269	$82	$279	$962

2009	Leasehold improvements	Computer software and equipment	Office equipment	Furniture and fixtures	Equipment under finance leases	Total
Cost:
January 1, 2009	$25	$207	$107	$87	$115	$541
Additions	8	50	1	—	32	91
Disposals	—	—	—	—	(13)	(13)

December 31, 2009	$33	$257	$108	$87	$134	$619

Accumulated depreciation:
January 1, 2009	$5	$98	$71	$20	$29	$223
Charge for the year	6	62	8	12	45	133
Disposals	—	—	—	—	(13)	(13)

December 31, 2009	$11	$160	$79	$32	$61	$343

Effect of foreign exchange	$1	$4	$2	$1	$2	$10

Net book value, December 31, 2009	$23	$101	$31	$56	$75	$286

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

10.	Intangible assets:

2010	Mobile platforms	Product development	Customer assets	Total
Cost:
January 1, 2010	$2,001	$2,627	$370	$4,998
Additions through business acquisitions	470	5,846	1,267	7,583
Other additions	—	392	—	392

December 31, 2010	$2,471	$8,865	$1,637	$12,973

Accumulated amortization:
January 1, 2010	$1,307	$1,210	$47	$2,564
Charge for the year	284	1,209	174	1,667

December 31, 2010	$1,591	$2,419	$221	$4,231

Effect of foreign exchange	$25	$86	$20	$131

Net book value, December 31, 2010	$905	$6,532	$1,436	$8,873

2009	Mobile platforms	Product development	Customer assets	Total
Cost:
January 1, 2009	$1,399	$1,246	$35	$2,680
Additions through business acquisitions	602	1,049	335	1,986
Other additions	—	332	—	332

December 31, 2009	$2,001	$2,627	$370	$4,998

Accumulated amortization:
January 1, 2009	$787	$659	$11	$1,457
Charge for the year	470	551	36	1,057
Impairment	50	—	—	50

December 31, 2009	$1,307	$1,210	$47	$2,564

Effect of foreign exchange	$(18)	$(8)	$(7)	$(33)

Net book value, December 31, 2009	$676	$1,409	$316	$2,401

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

11.	Goodwill:

	Adenyo SAS	Movoxx	Gen 5	Adenyo Telecom Mobile Inc.	BrainTrain Inc.	Total
Cost:
December 31, 2009	$6,936	$—	$—	$786	$1,173	$8,895
Additions through business acquisitions	—	3,297	2,601	—	—	5,898
Foreign exchange	(522)	—	44	39	58	(381)

December 31, 2010	$6,414	$3,297	$2,645	$825	$1,231	$14,412

Cost:
December 31, 2008	$6,823	$—	$—	$20	$1,007	$7,850
Additions through business acquisitions	—	—	—	733	—	733
Foreign exchange	113	—	—	33	166	312

December 31, 2009	$6,936	$—	$—	$786	$1,173	$8,895

The Group assesses the recoverable amounts of its CGUs at each reporting date. The recoverable amount of each CGU is determined based on the higher of fair value less costs to sell and value-in-use. The value-in-use calculation uses cash flow projections, which are based on financial budgets approved by senior management. Long term projections are extrapolated over a 5-year period with assumptions made on revenue, market growth and increases in overhead to cover inflation and increased levels of business.

The discount rate applied to cash flow projections is 31.5% (2009 - range of 14% to 45%). Discounts rates used are post-tax and reflect estimates that the market would expect of an investment with an equivalent risk profile. Projected compound annual growth rates for 2011 -2015 are as follows:

•	Adenyo SAS - 40%

•	Movoxx - 62%

•	Gen 5 - 38%

•	Adenyo Telecom Mobile Inc. - 52%

•	BrainTrain Inc. - 10%

The estimated recoverable amounts of the cash generating units significantly exceed their carrying amounts. Accordingly, no impairment loss has been recorded. The Group does not believe that reasonably possible changes in key assumptions would result in the recoverable amount of the cash generating unit being lower than the carrying amount.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

12.	Trade payables and accrued liabilities:

	2010	2009
Trade payables	$6,182	$3,452
Tax and social liabilities	4,542	1,160
Payroll liabilities	589	457
Interest and financing costs	—	186
Other liabilities	689	365

	$12,002	$5,620

The Group’s exposure to currency and liquidity risk related to trade and other payables is disclosed in note 23.

13.	Loans and borrowings:

	2010	2009
Current liabilities:
Borrowings	$341	$54
Shareholder loans	—	17
Current finance lease liability	161	51

	$502	$122

Non-current liabilities:
Borrowings	$160	$482
Non-current finance lease liability	106	64

	$266	$546

Loans and borrowings pertain primarily to loans from COFACE and OSEO. The carrying values of these loans are $341 for COFACE and $160 for OSEO.

The COFACE loan is non-interest bearing and was repayable starting in May 2010 at 14% of annual foreign income generated by the Group’s subsidiary Adenyo SAS for five years. However, the loan is also redeemable on demand if the shareholders’ equity of Adenyo SAS becomes negative or if foreign revenue falls below certain targets. The foreign revenue target was not achieved during the year ended December 31, 2010. Accordingly, the $341 balance is repayable in full during 2011. The Group has chosen not to retrospectively determine the fair value of the loan at inception and has recorded the loan at the value of the proceeds received less repayments as permitted by IAS 20. The benefit of the below-market rate has therefore not been recorded as a government grant.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

13.	Loans and borrowings (continued):

The OSEO loan of $160 is repayable starting in March 2012 at a fixed rate of EUR 25 per quarter. In the event the project is deemed to be successful, the entire outstanding balance must be repaid. If deemed unsuccessful, repayments will be limited to EUR 130 and the remainder will be forgiven. The loan is non-interest bearing. In accordance with IAS 20, the difference between the fair value of the loan and the proceeds received has been recorded as a government grant. Government grants are recognized initially as deferred income and are recognized in profit or loss on a systematic basis over the periods in which the expenses and related costs for which the grant is intended are recognized. During 2010, the Group recorded a gain of $28, net of imputed interest, relating to government grants (2009 - $12).

The shareholder loans and other loans were unsecured, non-interest bearing with no fixed terms of repayment and were due on demand. The loans were repaid in full during February 2010.

The Group is obligated under finance leases for computer equipment. The finance lease commitments are payable as follows:

	2010	2009
Within one year	$171	$67
Later than one year but not later than 5 years	110	71

Total minimum lease payments	281	138

Less future finance lease charges	14	23

Total finance lease liability	$267	$115

Current finance lease liability	$161	$51
Non-current finance lease liability	106	64

	$267	$115

For more information about the Group’s exposure to interest rate, foreign currency and liquidity risk, see note 23.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

14.	Other financial liabilities:

	2010	2009
Current liabilities:
Contingent consideration (a)	$—	$628
Earn-out consideration payable (b)	19	267
Cellcast Interactif debenture (c)	45	45
General Capital Ventures Finance Ltd. (“GCVF”) (d)	—	51
Notes payable - EAM (e)	—	295
Gen 5 purchase debenture (f)	—	1,362
Orr bridge loan (g)	—	476
Ubequity loan (h)	—	47
Rosen convertible debenture (i)	—	250
2-year debentures (j)	—	24
60-day bridge loan (k)	—	19
Ashdale secured loan (l)	—	1,191
Cattermole secured loan (l)	—	1,191

Total current liabilities	$64	$5,846

Non-current liabilities:
Indemnification holdback (m)	$147	$—
Earn-out consideration payable (b)	168	—

Total non-current liabilities	$315	$—

(a)	The contingent consideration in 2009 was based on Cdn. $306 of potential additional consideration owing as part of the terms of acquiring BrainTrain Inc., and $322 in relation to the acquisition of Adenyo Telecom Mobile Inc. The Cdn. $306 relating to BrainTrain Inc. was subsequently earned in March 2010 and settled 50% in shares and 50% in cash. The additional consideration payable of $322 relating to the acquisition of Adenyo Telecom Mobile Inc. became payable at the end of July 2010 and was settled in shares.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

14.	Other financial liabilities (continued):

(b)	Earn-out consideration payable of $187 at December 31, 2010 is the estimated fair value of additional consideration owing in relation to the acquisition of KAST based upon revenue generated from the sale of KAST software between June 2010 and December 2012. The earnout was not linked to continued employment. Of that amount, $19 is payable at December 31, 2010, while the remaining $168 is expected to become payable during 2011 and 2012. At December 31, 2009, the earn-out consideration payable included $113 owing in relation to the acquisition of Adenyo SAS (formerly SBW-Paris) earned upon the achievement of certain performance targets that were met on October 5, 2008. The remaining balance of Cdn. $154 was additional consideration for the purchase of BrainTrain Inc. and was earned in March 2009. The amounts payable to Adenyo SAS and BrainTrain Inc. were paid in January 2010.
(c)	The original Cellcast Interactif debenture was for $1,300 with an 8% coupon that was convertible into Silverback Media Limited shares at $1.00 per share. The debenture was due October 5, 2007. The outstanding balance of $45 is expected to be repaid during 2011.
(d)	The GCVF loan has a rate of 15% and is paid in 36 equal monthly instalments that are a blend of principal and interest. The outstanding balance was paid in January 2010.
(e)	Notes payable - EAM consist of two facilities. The Group was advanced $125 under a revolving credit facility of up to $500, bearing interest at 12% per annum and maturing on July 11, 2007. An additional $205 was advanced under a second facility bearing interest at 10% and due on October 31, 2008. During 2009, the lender agreed to accept repayment of the outstanding balance in 6 equal monthly instalments. The remaining balance of the loan and all accrued interest were paid in full in January 2010.
(f)	On August 29, 2008, the Group borrowed Cdn. $1,250 for a 3 month term under a bridge facility bearing interest at 20% per annum. Cdn. $600 of the bridge facility was advanced by two directors of the Group. The proceeds of the loan were used for an investment in Gen 5. On maturity, the lenders agreed to extend the loan to June 30, 2009. In December 2009, the maturity date was extended to December 1, 2010, the interest rate was reduced to 9% per annum and the Group agreed to allow an option to convert the debt into equity. The principal was settled in to equity in January 2010 at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

14.	Other financial liabilities (continued):

(g)	On October 31, 2008, the Orr bridge loan was advanced by a non-executive director of the Group. The loan bears interest at 10% per annum and matured December 31, 2008. On January 1, 2009, the lender agreed to extend the expiry date to September 30, 2009. In December 2009, the maturity date was extended to December 1, 2010 in consideration for the Group granting the lender the right to convert the debt into equity at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant. The principal was settled in equity in January 2010.
(h)	The Ubequity Capital Partners loan consists of Cdn. $14 and $33, which were advanced to the Group during 2008. The loan was non-interest bearing with no fixed repayment term. The balance was repaid in January 2010.
(i)	The Rosen convertible debenture was advanced on March 12, 2008 and bears interest at 6% per annum. In June 2010, debt and accrued interest of $280 was settled in equity at a price of $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant.
(j)	The 2-year debentures were advanced on December 24, 2008 and matured on December 24, 2010. The debentures bear interest at 10% per annum. Cdn. $225 of the principal was settled in equity at $0.45 per unit in the last quarter of 2009 and the remaining Cdn. $25 was converted to equity at $0.45 per unit in January 2010. Each unit consisted of one ordinary share and 1/2 warrant.
(k)	In June 2009, the Group received Cdn. $495 and $10 in a 60-day bridge loan bearing interest at 1.5% per month. Cdn. $405 was repaid in cash during July 2009. An additional Cdn. $70 and $10 was converted to equity in November 2009. The final Cdn. $20 balance was settled in equity in January 2010.
(l)	On July 31, 2009, the Group borrowed Cdn. $2,500 to purchase the 49% non-controlling interest in its subsidiary Adenyo Telecom Mobile Inc. The loan bears interest at 10% per annum and matured on December 31, 2009. Cdn. $1,250 of the loan and accrued interest thereon was subsequently settled in equity in January 2010 at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant. The remaining Cdn. $1,250 of the loan was settled in equity in June 2010 at a price of $0.45 per unit.
(m)	The indemnification holdback of $147 at December 31, 2010 is additional consideration owing in relation to the acquisition of Movoxx Inc. in July 2010. The amount is payable in cash during January 2012.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

15.	Income taxes:

Recognized deferred tax assets and liabilities:

Deferred tax assets and liabilities are attributable to the following:

	Asset		Liabilities		Net
	2010	2009	2010	2009	2010	2009
Tax loss carryforwards	$2,586	$215	$—	$—	$2,586	$215
Unrealized foreign exchange	—	—	(46)	—	(46)	—
Intangible assets	—	—	(2,087)	—	(2,087)	—
Property and equipment	94	—	(10)	—	84	—
Reserves	289	51	—	—	289	51
Investment in subsidiary	—	—	(99)	—	(99)	—
Other	65	—	(4)	(4)	61	(4)

	$3,034	$266	$(2,246)	$(4)	$788	$262

Unrecognized deferred tax assets and liabilities:

Deferred tax assets and liabilities are attributable to the following:

	2010	2009
Tax loss carryforwards	$950	$3,216
Financing costs	799	920
Intangible assets	—	1
Property and equipment	3	114
Reserves	16	128

	$1,768	$4,379

The tax losses begin to expire in 2015. The deductible temporary differences do not expire under current tax legislation. Deferred tax assets have not been recognized in respect of these items because it is not probable that future profits will be available against which the Company can utilize the benefits therefrom.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

15.	Income taxes (continued):

Income tax expense (recovery):

	2010	2009
Current tax expense	$3,379	$—
Origination and reversal of temporary differences	1,202	(15)
Change in unrecognized temporary differences	(2,611)	—

Deferred tax expense	(1,409)	(15)

Total income tax expense (recovery)	$1,970	$(15)

	2010	2009
Loss before income taxes	$(9,860)	$(6,321)

Tax calculated at the 31% enacted rate (2009 - 28% used as marginal rate of corporation tax in UK)	$(3,057)	$(1,770)
Change in unrecognized temporary differences	(2,611)	1,184
Non-deductible expenses and permanent differences	496	414
Taxable gain on liquidation of subsidiary	7,452	—
Effect of tax rates in foreign jurisdictions	(175)	285
Differences between current and future tax rates	(626)	—
Temporary differences on investments in subsidiaries	99	(136)
Other	392	8

Total effective taxes recognized in the statement of operations	$1,970	$(15)

Tax loss expiry schedule:

At December 31, 2010, the Group had unused tax loss carryforwards which expire as follows:

Year expiration:
2015	$87
2027	103
2028	431
2029	1,128
2030	4,674
Indefinite	2,633

$9,056

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

16.	Shareholders’ equity:

(a)	Share capital:

	Number of shares	Amount
Authorized:
Unlimited number of common shares of no par value

Issued and outstanding:
Share capital at January 1, 2009	50,744	$15,367
Shares issued as additional consideration for purchase of BrainTrain Inc. (i)	463	153
Shares issued related to purchase of non-controlling interest in Adenyo Telecom Mobile Inc. (ii)	1,250	563
Shares issued for cash pursuant to private placements (iii)	12,019	3,421
Shares issued on settlements of debt (iv)	5,352	2,404
Shares issued for services rendered (v)	3,786	989
Shares issued on exercise of warrants (vi)	2,000	556

Share capital at December 31, 2009	75,614	23,453
Shares issued for cash pursuant to private placements (viii)	49,686	16,452
Shares issued on settlements of debt (ix)	17,608	2,939
Shares issued on exercise of options (x)	125	66
Shares issued as additional consideration for purchase of BrainTrain Inc. (xi)	328	148
Shares issued as additional consideration for purchase in Adenyo Telecom Mobile Inc. (xii)	692	311
Shares issued in exchange for promissory note from Gen 5 (xiii)	1,111	500
Shares issued on redemption of conversion rights by shareholders of Gen 5 (xiv)	1,571	973
Shares issued on acquisition of Movoxx (xv)	7,057	3,176

Share capital at December 31, 2010	153,792	$48,018

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

16.	Shareholders’ equity (continued):

The Group’s holding company, Adenyo Inc., was incorporated during 2010. Adenyo Inc.’s share capital consists of an unlimited number of authorized common shares with no par value. On May 18, 2010, the shareholders of the Group’s previous holding company, Silverback Media Plc, approved a plan to reorganize the Group’s capital structure. Under this plan, shareholders agreed to exchange each ordinary share of Silverback Media Plc for a common share of Adenyo Inc. These exchanges were completed on June 28, 2010 and Silverback Media Plc became a wholly owned subsidiary of Adenyo Inc. on that date.

For certain capital transactions outlined below, the Group issued share units. These units each include one ordinary share and 1/2 warrant (the “Unit”). Each full warrant has an exercise price between $0.45 and $0.70 and can be used to purchase one ordinary share.

(i)	During 2009, the Group issued 463 shares as additional consideration for the acquisition of BrainTrain Inc. as certain earn-out conditions were met. The shares were issued in satisfaction of Cdn. $150 of additional share consideration based on the exchange rate in effect at the date of delivery of the shares.
(ii)	During 2009, the Group issued 1,250 shares in relation to the acquisition of the remaining 49% non-controlling interest in Adenyo Telecom Mobile Inc. The shares were issued at $0.45.
(iii)	During 2009, the Group issued 12,019 units in private placement transactions for gross proceeds of $3,983. The fair value of warrants issued as part of these units, calculated using the Black-Scholes option pricing model, has been recorded in the share option reserve account.
(iv)	During 2009, 5,352 Units were issued in settlement of debt and interest thereon of $2,404.
(v)	During 2009, the Group agreed to issue 3,736 shares for services received by the Group. The shares have been valued at fair value of the services received or, where a fair value could not be attributed to the services, at fair value of the shares issued. Of the total shares issued for services, 2,932 were for services delivered under a consulting contract to assist the Group with financing and corporate development activities; 579 were issued to employees, directors and contractors of the Group; 50 were issued as in exchange for the deferral of BrainTrain Inc. earn-out payments until September 2009; and 225 were issued to lenders as a facility fee on financing and for agreement to extend debt repayment dates.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

16.	Shareholders’ equity (continued):

(vi)	During 2009, a shareholder exercised 2,000 warrants for total proceeds to the Group of Cdn. $400 (U.S. $366), $190 was reallocated from the share option reserve account to share capital upon exercise.
(vii)	During 2010, the Group’s shareholders approved a resolution to increase the number of authorized shares from 100,000 to 250,000.
(viii)	During 2010, the Group issued 38,429 Units in private placement transactions for gross proceeds of $17,293. In connection with these transactions, the Group issued 10,479 shares, 778 Units and 2,004 warrants as commissions and share issue costs. The fair value of shares and warrants issued, calculated using the Black-Scholes option pricing model, has been recorded in the share option reserve account.

Of the Units issued, 38,222 included adjustment warrants protecting the $0.45 unit price paid by the investors. Under the terms of the adjustment warrants, if the Group subsequently issues shares at a stated value of less than $0.45 per share, the Group is obligated to issue additional shares to the holders of these 38,222 shares such that the average price per share for these investors is equal to the price at which the new shares are issued. The adjustment warrants are accounted for as a financial liability and had insignificant value at December 31, 2010. The adjustment warrants expire at the earlier of the Group’s next dilutive share offering, an initial public offering, or the sale of the Group.

(ix)	During 2010, the Group issued 11,453 Units to settle $5,154 of debt and other amounts owed by the Group. In connection with these transactions, the Group paid $35 and issued 6,155 shares and 50 warrants as commissions. The Group also issued 1,000 stock options to a non-executive director for services performed in connection with debt settlements. The fair values of warrants and stock options issued, both calculated using the Black-Scholes option pricing model, have been recorded in the share option reserve account.
(x)	During 2010, a shareholder exercised 125 options for total proceeds to the Group of $25. $41 was reallocated from the share option reserve account to share capital upon exercise.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

16.	Shareholders’ equity (continued):

(xi)	During 2010, the Group issued 328 shares as additional consideration for the acquisition of BrainTrain Inc. as certain earn-out conditions were met. The shares were issued in satisfaction of Cdn. $153 of additional share consideration based on the exchange rate in effect at the date of delivery of the shares. The earn-out payments had been accrued in prior years (note 4).
(xii)	During 2010, the Group issued 692 shares as additional consideration for the acquisition of Adenyo Telecom Mobile as certain earn-out conditions were met. The earn-out payments had been accrued in prior years. Refer to note 4 for discussion of earn-outs.
(xiii)	During 2010, the Group issued 1,111 shares as consideration for a $500 promissory note issued by Gen 5, while it was an equity-accounted investee.
(xiv)	During 2010, the Group issued 1,571 shares in exchange for 1,571 conversion rights previously awarded to former shareholders of Gen 5. A reclassification of $973 from the share option reserve account to share capital was recorded to reflect this transaction.
(xv)	On July 13, 2010, the Group issued 6,352 shares as purchase consideration in the acquisition of Movoxx. An additional 706 shares are held in escrow and will be delivered eighteen months following the closing of the acquisition.
(xvi)	On June 8, 2010, 175 issued and outstanding shares were reissued to a trustee, who will hold the shares on behalf of the Group until they are sold to a third party for consideration. The shares were previously issued to a shareholder, but the shareholder did not remit payment for the subscription amount and the final call notice deadline had passed.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

16.	Shareholders’ equity (continued):

(b)	Share option and warrant reserve:

	2010	2009
Opening balance	$5,107	$4,649
Share-based payment expense for warrants and options	795	439
Warrants issued in private placements and settlement of debt	1,193	163
Warrants issued to brokers in private placement transactions and settlement of debt	243	42
Reclassification of equity component upon conversion of convertible debt into equity	—	(42)
Issuance of options to employees of equity investee	13	23
Issuance of options as directors fees	45	23
Issuance of options to director in relation to share issue costs	222	—
Issuance of conversion rights to Gen 5 shareholders	199	—
Redemption of conversion rights by Gen 5 shareholders	(973)	—
Repurchase and cancellation of options	(255)	—
Exercise of stock options and warrants	(41)	(190)

Closing balance	$6,548	$5,107

17.	Share options and warrants:

The total share option and warrants expense in the consolidated statement of income for the year ended December 31, 2010 was $840 (2009 - $462). Of that amount, $76 (2009 - $273) has been recorded as financing fees, $18 (2009 - $12) as professional and consulting fees and $746 (2009 - $177) as personnel costs. All fair values for options and warrants have been based on the value of the instruments issued as the value of services received could not be reliably measured.

The Group has a share option plan whereby directors, employees and other related third parties are granted share options in the Group for the services they provide, Shares are issued from the Group’s authorized share capital to satisfy the share options as they are exercised.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

17.	Share options and warrants (continued):

(a)	Share options in existence:

For options outstanding at December 31, the weighted average exercise prices are shown below:

	2010		2009
	Number of share options	Weighted average exercise price per share	Number of share options	Weighted average exercise price per share
Outstanding, beginning of year	11,326	$0.47	6,755	$0.51
Granted	13,895	0.45	5,016	0.45
Forfeited	2,075	0.52	380	0.54
Cancelled	1,700	0.50	—	—
Exercised	125	0.20	—	—
Expired	400	0.47	65	0.50

Outstanding, end of year	20,921	0.45	11,326	0.47

Exercisable, end of year	6,013	$0.45	7,123	$0.47

The weighted average estimate fair value for the share options granted during 2010 was calculated using the Black-Scholes option pricing model and is $0.22 per option (2009 - $0.06). Assumptions used in determining this value are presented below:

	2010	2009
Weighted average exercise price	$0.45	$0.39
Risk free rate	2.35%	0.94%
Weighted average expected life (in years)	5.0	2.0
Dividend yield	—	—
Volatility (determined by reference to similar listed entities)	55.00%	30.04%

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

17.	Share options and warrants (continued):

Options outstanding at December 31, 2010 have exercise prices ranging from $0.20 to $0.65.

The maximum term of the options outstanding at December 31, 2010 is 8.0 years. The weighted average remaining contractual life of the options outstanding at December 31, 2010 is 5.7 years (2009 - 2.8 years).

Options granted to employees during 2010 generally vest over 60 months, with 20% vesting at the first anniversary of the grant date and the remaining 80% vesting evenly over a 48-month period thereafter. During the year ended December 31, 2010, certain options were granted with different vesting conditions as follows:

•	200 options were granted in January 2010 to an employee in respect of past service provided. The options vested immediately on the grant date.

•

8,820 options were granted in June 2010 to certain employees. The options vest over 58 months, with 20% of the options vesting on May 4, 2011 and the remaining 80% vesting evenly over the 48-month period thereafter.

•	1,000 options were granted in September 2010 to a non-executive director. The options vested immediately on the grant date.

On March 4, 2010, the Group purchased and cancelled 1,700 outstanding options for consideration of $255.

On April 22, 2010, the Board approved the issuance of 13,680 employee stock options and authorized the creation of a further 7,000 discretionary option reserve to be allocated and issued as the Board may determine upon the request of management. Each of the options was subject to vesting, with 20% of each new grant to become exercisable on the first anniversary of the grant date and the remaining 80% to vest monthly over a 48-month period thereafter.

On March 13, 2009, the Board agreed to translate all options issued in pounds sterling to U.S. dollars to reflect the Group’s focus on the North American market. All previously granted options at £0.375 were translated to U.S. $0.50 based on the exchange rate in effect at that date.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

17.	Share options and warrants (continued):

(b)	Share warrants in existence:

For warrants outstanding at December 31, the weighted average exercise prices are shown below:

	2010		2009
	Number of warrants	Average exercise price per share	Number of warrants	Average exercise price per share
Outstanding, beginning of year	20,983	$0.57	14,701	$0.58
Granted	27,529	0.68	12,092	0.59
Exercised	—	—	2,000	0.18
Expired	3,265	0.70	3,810	0.55

Outstanding, end of year	45,247	0.64	20,983	0.57

Exercisable, end of year	45,247	$0.64	20,983	$0.57

The weighted average estimate fair value for the share warrants granted during 2010 was calculated using the Black-Scholes option pricing model and is $0.11 per warrant (2009 - $0.02). Assumptions used in determining this value are presented below:

	2010	2009
Weighted average exercise price	$0.42	$0.35
Risk-free rate	0.83%	1.03%
Weighted average expected life (in years)	2.0	2.3
Dividend yield	—	—
Volatility (determined by reference to similar listed entities)	55.00%	32.17%

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

17.	Share options and warrants (continued):

The maximum fixed term of the warrants outstanding at December 31, 2010 is 5 years; however, certain warrants expire 3 years from the date the Group becomes publicly traded. Exercise prices for warrants granted during the year range from US $0.45 to US $0.70.

On January 15, 2010, the Board extended the expiration date for 100 warrants from December 31, 2009 to a date three years following the date of a going-public event. During 2010, the Group also re-priced 1,380 warrants issued to directors in prior years and extended the expiry date on 389 of those warrants. The expense of $76 resulting from re-pricing and extension of warrants during the year has been recorded as financing fees.

18.	Commitments:

The Group is obligated under various lease agreements for premises and equipment with annual lease payments as follows:

	2010	2009
Within 1 year	$1,076	$461
Between 2 and 5 years	2,541	981
After 5 years	283	—

	$3,900	$1,442

The Group had no other obligations under annual commitments.

19.	Guarantees:

During 2010, the Group made a capital contribution of $1,000 to Gen 5 to facilitate the purchase of certain intellectual property and other assets of KAST. The Group provided a guarantee to the vendor of these assets regarding Gen 5’s payment obligations arising from earn-out and indemnification clauses in the KAST asset purchase agreement.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

20.	Contingencies:

During 2010, a lawsuit was filed against the Group alleging that the Group has breached its joint venture agreement with Mobilactive Media, LLC. The Group believes that the claim is without merit and intends to defend itself against this action. No amounts have been accrued in the financial statements related to this claim. An additional lawsuit was filed against the Group during 2010 in which the plaintiff claimed the Group was in breach of contract in the amount of $173. The plaintiff claims that he is owed certain amounts for work already performed and for damages due to the Group’s termination of his contract. The Group has disputed the calculations of the amounts due for work completed and will defend against the damage claim for contract termination. No amount has been accrued related to this claim.

21.	Related party transactions:

Related party transactions are in the normal course of operations and are measured at fair value, which is the amount of consideration established and agreed to by the related parties.

The following is a summary of the related party transactions that occurred throughout the year:

(a)	Remuneration of key management personnel:

Key management personnel of the Group, including executive directors, received the following remuneration:

	2010	2009
Short-term employee benefits	$1,146	$1,091
Share-based payments	444	62
Termination benefits	367	59

	$1,957	$1,212

During 2010, the Group issued 6,350 options to key management personnel and recorded expenses of $444 in relation to these options. The options vest over 58 months, with 20% vesting 10 months after the grant date and the remaining 80% vesting over the subsequent 48 months. The options have an exercise price of $0.45 and expire eight years after the grant date.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

21.	Related party transactions (continued):

During 2009, the Group issued 4,016 options to key management personnel and recorded expenses of $62 in relation to these options. Of the options issued during 2009, 2,766 vest over 60 months, with 10% of the options vesting on each 6-month anniversary of the grant date. These options have an exercise price of $0.45 and expire 66 months after the grant date. An additional 1,000 options vest immediately, have an exercise price of $0.45 and expire on May 31, 2011. The remaining 250 options vest immediately, have an exercise price of $0.45 and expire on December 31, 2011.

(b)	Transactions with non-executive directors:

(i)	Consulting services:

The Group used the consulting services of a non-executive director in relation to various capital transactions during the year. As a result, the director received 698 warrants, 1,000 stock options and $1,499 as commissions and consulting fees. The $222 value of those options has been charged to equity. These options vested immediately on the grant date. The director also received 600 stock options in consideration of past consulting services. These options vest over 60 months, with 20% vesting at the first anniversary of the grant date and the remaining 80% vesting evenly over a 48-month period thereafter. The $18 expense related to these options has been recorded as professional and consulting fees.

Of the $1,499, $711 was settled in cash and the remaining $788 was converted to equity at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant. The warrants have an exercise price of $0.45 and expire 5 years after the grant date.

During the year ended December 31, 2010, the Group also incurred $24 and $321 in consulting and legal fees, respectively, to firms controlled by two non-executive directors. Of those amounts, $53 was unpaid at December 31, 2010 and was subsequently settled in January 2011.

During the year ended December 31, 2009, a non-executive director earned $139 in commissions in relation to private placements and debt settlements. These commissions were settled in equity at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant. The warrants have an exercise price of $0.70 and expire 3 years after the company becomes publicly traded.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

21.	Related party transactions (continued):

During the year ended December 31, 2009, a non-executive director also earned 1,341 broker warrants in connection with financing activities. The related fair value of $35 has been charged to equity. Of these warrants, 254 have an exercise price of $0.45 and expire five years after the grant date. The remaining 1,088 have an exercise price of $0.50 and expire on December 31, 2013.

During the year ended December 31, 2009, other non-executive directors received $2 and $110 for commissions on sales arrangements and consulting fees, respectively. Of those amounts, $57 was unpaid at December 31, 2009 and was subsequently settled in February 2010.

(ii)	Director’s remuneration:

The remuneration of non-executive directors is a set annual amount of Cdn. $45 (2009 - £15) plus Cdn. $2 per meeting. During the fiscal year ending December 31, 2010, director fees of $283 (2009 - $23) were incurred related to non-executive directors. Directors fees included 300 stock options issued to each director with a combined fair value of $45 (2009 - $23), calculated using the Black-Scholes option pricing model.

(c)	Other transactions:

During 2010, a non-executive director settled outstanding debt of $1,123 owed to him into Units of the Group at $0.45 per unit. Each unit consisted of one ordinary share and 1/2 warrant of the Group. These warrants have an exercise price of $0.70 and expire three years following the date the Group becomes publicly traded. The director also received 200 shares during 2009 for agreeing to extend repayment terms of the loan.

During 2010, the Group also repriced 1,380 warrants issued to directors in prior years and extended the expiry date on 389 of those warrants in connection with debt financing. The resulting expense of $65 has been recorded as financing fees. During 2010, a non-executive director subscribed for 2,222 units of the Group. Each unit was priced at $0.45 and consisted of one ordinary share and 1/2 warrant. The warrants have an exercise price of $0.70 an expiry two years after the grant date.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

21.	Related party transactions (continued):

In March 2011, the Group borrowed $525 from a non-executive director. The loan includes an arrangement fee of $25, which was deducted from the loan proceeds advanced and interest of 10% per annum payable at maturity. The loan is secured through a general security arrangement against the assets of Adenyo Telecom Mobile Inc. and a pledge of shares of Adenyo USA Inc. and Gen 5. The loan matures in April 2011.

During 2009, the Group issued 150 warrants in connection with a director’s service contract and the related $3 expense was recorded as personnel costs. These warrants have an exercise price of $0.70 and expire five years after the grant date.

During 2009, the Group issued 405 warrants to a non-executive director in connection with debt financing. The related fair value of $15 has been recorded as financing fees. These warrants have an exercise price of Cdn $0.20 and expire on June 30, 2011.

At December 31, 2009, borrowings included $3 in shareholder loans owing to executive and non-executive directors of the Group. These amounts were repaid in full in February 2010.

At December 31, 2009, other financial liabilities included a loan from Ubequity Capital Partners of $47. One of the directors of Ubequity Capital Partners is also a director of the Group. The loan is non-interest bearing and had no fixed terms of repayment. At December 31, 2009, accounts payable included $19 payable to Ubequity Capital Partners in relation to rent on premises shared with a subsidiary of the Group. The loan was repaid in January 2010 and the accounts payable balance was settled during February 2010.

At December 31, 2009, the current portion of other financial liabilities included $1,100 owing to a non-executive director of the Group. Of that amount, $624 bears interest at 9%. The balance of the loan payable bears interest at 10% per annum. The principal amount of these loans was settled in equity on January 19, 2010 at a rate of $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

22.	Categories of financial assets and financial liabilities:

Financial assets and financial liabilities have been categorized as follows:

	2010	2009
Financial assets:
Loans and receivables:
Trade and other receivables	$6,845	$4,624
Loans and advances	—	2,134
Other financial assets	683	221

	$7,258	$6,979

Financial liabilities:
Financial liabilities measured at amortized cost:
Borrowings	$267	$132
Other financial liabilities	379	5,846
Trade and other payables	8,621	5,620
Below-market interest rate government loan at value of proceeds received:
Borrowings	341	382
Below-market interest rate government loan at fair value:
Borrowings	160	154

	$9,768	$12,134

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

23.	Financial risk management:

The Group is exposed to liquidity risk, foreign currency risk, interest rate risk and credit risk arising from the financial instruments it holds. The exposure to these risks and the risk management policies employed by the Group to manage these risks are discussed below:

(a)	Liquidity risk:

The Group is exposed to liquidity risk arising from maturing financial liabilities without adequate offsetting liquid assets. Subsequent to year end, Adenyo entered into a definitive agreement under which the Group would be sold to Motricity, Inc., a U.S.-based public company. Initial purchase consideration would be $100 million, subject to certain adjustments for working capital and indebtedness, and would be paid in cash and Motricity, Inc. common stock. The acquisition is expected to close during April 2011, subject to shareholder approval, and the Group believes it has sufficient resources to meet all existing obligations that will become due before that time. Refer to note 24 for discussion of the acquisition.

The following table details the Group’s remaining contractual maturities for its financial liabilities. The table is based on undiscounted cash flows of financial liabilities at December 31, 2010 and 2009 based on the earliest date on which the Group can be required to pay. The table includes both interest and principal amounts.

2010	Carrying amounts	Contractual cash flows	3 months or less	4 - 12 months	1 - 2 years	2 - 5 years	More than 5 years
Trade and other payables	$8,621	$8,621	$8,621	$—	$—	$—	$—
Borrowings	768	820	56	456	237	71	—
Other financial liabilities	379	570	66	—	260	244	—

	$9,768	$10,011	$8,743	$456	$497	$315	$—

2009	Carrying amounts	Contractual cash flows	3 months or less	4 - 12 months	1 - 2 years	2 - 5 years	More than 5 years
Trade and other payables	$5,620	$5,620	$5,620	$—	$—	$—	$—
Borrowings	668	753	34	91	282	164	182
Other financial liabilities	5,846	6,008	5,179	829	—	—	—

	$12,134	$12,381	$10,833	$920	$282	$164	$182

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

23.	Financial risk management (continued):

(b)	Foreign currency risk:

The Group is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the U.S. dollar, Canadian dollar and Euros.

The Group’s Canadian subsidiaries have significant revenue denominated in U.S. dollars and Euros which exposes them to foreign currency risk. However, cost of services is also denominated in those currencies, mitigating the risk. The accounts receivable and cash balances denominated in U.S. dollars and Euros for these Canadian subsidiaries are partly offset by the accounts payable balances denominated in the same currency, greatly reducing the exposure to foreign exchange risk. At December 31, 2010, the U.S. dollar and Euro denominated accounts payable were equal to 60% of the cash and accounts receivable balances denominated in the same currencies (2009 - 53%).

Loans between the Group and its subsidiaries are made primarily in the functional currency of the parent company, which is U.S. dollars. This results in significant foreign exchange gains and losses being recognized by the subsidiaries.

The Group has non-trade payables denominated in Canadian dollars, Euros and British pounds, which also result in foreign exchange gains and losses.

The Group monitors its exposure to foreign currency risk, but does not actively manage this risk.

At December 31, 2010, the Group and its subsidiaries held the following monetary assets and liabilities denominated in currencies other than the functional currency of the entity involved:

	2010		2009
	Assets	Liabilities	Assets	Liabilities
British pounds	$—	$68	$—	$234
Euros	84	32	398	344
U.S. dollars	2,068	1,273	1,548	729
Canadian dollars	—	286	2,071	4,551

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

23.	Financial risk management (continued):

Sensitivity analysis:

A 10% strengthening of the functional currency of the Group or its subsidiaries against the relevant currency at December 31, 2010 would have increased (decreased) equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant. A 10% weakening of the functional currency would have an equal and opposite impact on loss and equity.

	2010		2009
	Equity	Profit or loss	Equity	Profit or loss
British pounds	$7	$7	$23	$23
Euros	(5)	(5)	(5)	(5)
U.S. dollars	(79)	(79)	(82)	(82)
Canadian dollars	29	29	248	248

(c)	Capital management:

The capital structure of the Group consists of debt, which includes the borrowings disclosed in note 13, cash and cash equivalents, and equity attributable to equity holders, comprising issued capital, reserves and deficit as disclosed in the consolidated statement of shareholders’ equity. The Group currently does not have any externally imposed capital requirements.

(d)	Fair values:

The fair values of all financial assets approximate their carrying values at December 31, 2010. At December 31, 2009, the fair values approximated carrying values for all financial assets except for the Group’s investment in an associate recorded using the equity method. The total carrying value of the investment at December 31, 2009 was $112.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

23.	Financial risk management (continued):

The Group records all financial liabilities initially at fair value and subsequently at amortized cost. The Group has entered into various debt arrangements with varying interest rates that are fixed. At December 31, 2010, the Group had no loans with interest rates in excess of the market rate (2009 - $19). The Group has no loans where the interest rate is lower than the market interest rate at December 31, 2010 (2009 - $342). The carrying value of these loans exceeded market value by $2 at December 31, 2009. In addition, the Group has recorded a below-market interest rate government loan totalling $341 (2009 - $382) at the value of the proceeds received less repayments. The Group estimates that the carrying value of this loan approximates its fair value at December 31, 2010 (2009 - carrying value exceeded fair value by $129).

(e)	Interest rate risk:

The Group’s exposure to interest rate fluctuations on its borrowings is limited by the use of fixed rates. The Group has no advances receivable or other deposits with variable rates (2009 - advances receivable of $1,999 and term deposits of $30) which are susceptible to interest rate fluctuations. A 100 basis point increase (decrease) in interest rate would not impact finance expense (2009 - increase by $20).

Based on cash balances available at December 31, 2010, a 100 basis point increase (decrease) in interest rates would increase (decrease) finance income by $37 (2009 - $16).

(f)	Credit risk:

The Group is exposed to credit risk on the accounts receivable from clients. In order to reduce its credit risk, the Group has adopted credit policies which include the regular review of outstanding accounts receivable. The Group does not have a significant exposure to any individual client or counterparty.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

24.	Subsequent events:

On January 31, 2011, the Group entered into a definitive agreement under which the Group would be sold to Motricity, Inc., a U.S.-based public company. Initial purchase consideration would be $100 million, subject to certain adjustments for working capital and indebtedness, and would be paid in cash and Motricity, Inc. common stock. The agreement also contains an earn-out provision whereby Motricity, Inc. would pay up to an additional $50 million in cash, Motricity, Inc. common stock, or a combination thereof, based on the Group’s financial performance during the 12-month period following the closing of the transaction. The acquisition is expected to close during April 2011, subject to shareholder approval.

In March 2011, the Group borrowed $525 from a non-executive director. The loan includes an arrangement fee of $25, which was deducted from the loan proceeds advanced and interest of 10% per annum payable at maturity. The loan is secured through a general security arrangement against the assets of Adenyo Telecom Mobile Inc. and a pledge of shares of Adenyo USA Inc. and Gen 5. The loan matures in April 2011.

25.	Reconciliation to United States GAAP (“U.S. GAAP”):

The Group’s consolidated financial statements have been prepared in accordance with IFRS. The significant measurement differences between IFRS and U.S. GAAP, and their effects on (a) the consolidated statements of income and comprehensive income for the year ended December 31, 2010, and (b) the consolidated statement of financial position as of December 31, 2010, are described below:

(a)	Consolidated statements of income and comprehensive income:

	IFRS	Adjustments	U.S. GAAP	Note
Revenue	$13,162	$2,769	$15,931	b, c
Depreciation and amortization	1,870	(119)	1,751	a, b, c
Other operating expenses	23,373	3,869	27,242	b, c, d
Net finance expense (income)	(7)	121	114	b
Share of loss of equity investee, net of tax	1,460	(1,460)	—	b
Gain on acquisition of control of equity investee, net of tax	(3,674)	3,674	—	b
Income tax expense (recovery)	1,970	(290)	1,680	c, d

Net loss	(11,830)	(3,026)	(14,856)

Other comprehensive income items	(513)	(95)	(608)	a, b, c

Other comprehensive income	$(12,343)	$(3,121)	$(15,464)

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

25.	Reconciliation to United States GAAP (“U.S. GAAP”) (continued):

(b)	Consolidated statement of financial position:

	IFRS	Adjustments	U.S. GAAP	Note
Current assets	$11,038	$275	$11,313	b
Intangible assets	8,873	(4,705)	4,168	a, d
Goodwill	14,412	(2,060)	12,352	a, c, d
Investments	3	—	3
Other non-current assets	2,371	—	2,371

Total assets	$36,697	$(6,490)	$30,207

Deferred revenue	$1,371	$252	$1,623	d
Other current liabilities	12,568	—	12,568
Non-current liabilities	815	(214)	601	c

Total liabilities	14,754	38	14,792

Shareholders’ equity	21,943	(6,528)	15,415	a, d

Total liabilities and shareholders’ equity	$36,697	$(6,490)	$30,207

Notes on significant reconciling items:

(a)	During 2007, the Group acquired 51% of the common shares of Adenyo Telecom Mobile Inc. During 2009, the Group acquired the remaining 49% for proceeds totalling $3,184. Upon this acquisition in 2009, the Group eliminated the $465 balance of non-controlling interest, established an additional $1,986 of intangible assets and recorded an additional $733 of goodwill. Under U.S. GAAP, no additional intangible assets may be recorded on subsequent acquisitions of non-controlling interests. Any excess of the purchase consideration over the carrying value of non-controlling interest must be charged to equity. Accordingly, the net book value of goodwill and intangible assets ($800 and $2,134, respectively) and the $587 amortization recorded on those intangible assets are reconciling items under U.S. GAAP, including any tax effect of these adjustments.

ADENYO INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands and in U.S. dollars, unless stated otherwise)

Year ended December 31, 2010

25.	Reconciliation to United States GAAP (“U.S. GAAP”) (continued):

(b)	Under IFRS, the Group’s investment in Gen 5 was accounted for using the equity method until voting control was acquired on October 31, 2010. On that date, the carrying amount of the equity investment was remeasured to fair value, resulting in a gain of $3,674. Cumulative translation adjustments of $8 were also released. Under U.S. GAAP, Gen 5 was determined to be a variable interest entity from the date of the Group’s initial investment in 2008. Also under U.S. GAAP, the Group determined it would consolidate Gen 5 from that earlier date as the Group was considered the primary beneficiary. Accordingly, the $3,674 gain and $8 release of translation adjustments would not have been recorded under U.S. GAAP.

As a consolidated entity under U.S. GAAP, Gen 5’s results and financial position would have been reflected in each applicable line item of the Group’s financial statements. As a 100% equity-accounted-for affiliate under IFRS through October 31, 2010, the results of Gen 5 were presented within a single line item in the statement of income, being share of loss in equity investee, net of tax. The adjustments to the Group’s various income statement line items for 2010, as a result of this presentation difference, including the presentation of an incremental $2,639 of revenue, are reflected in the table above.

(c)	Upon consolidation of Gen 5 on October 31, 2010, the Group recorded the identifiable assets and liabilities of Gen 5 at their fair values. Differences existed between fair values and the carrying values that would have applied under U.S. GAAP for deferred revenue, deferred costs and intangible assets. Subsequent to the acquisition date, incremental losses of $108 were incurred under IFRS for the year ended December 31, 2010 based on these fair value increments and decrements, which would not have arisen under U.S. GAAP due to Gen 5 being consolidated earlier under U.S. GAAP, as discussed above.

The fair value adjustments recorded under IFRS resulted in a reduction to revenue of $130 for the year ended December 31, 2010.

(d)	A reconciling item between IFRS and U.S. GAAP exists in relation to the presentation of investment tax credits. In accordance with IFRS, the Group has presented these items on the consolidated statement of income as a credit to operating expenses. Under U.S. GAAP, the investment tax credits are presented within the income tax line item, resulting in a classification difference with no impact on net loss for the period. Investment tax credits recognized during the year ended December 31, 2010 amounted to $336.